DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Dreyfus Cash Management
Dreyfus Government Cash Management Funds - Dreyfus Government Cash Management - Dreyfus Government Prime Cash Management
Dreyfus Massachusetts Municipal Money Market Fund
Dreyfus Municipal Cash Management Plus
Dreyfus New York AMT-Free Municipal Money Market Fund
Dreyfus New York Municipal Cash Management
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus Pennsylvania Municipal Money Market Fund
Dreyfus Tax Exempt Cash Management Funds - Dreyfus Tax Exempt Cash Management
Dreyfus Treasury & Agency Cash Management
Dreyfus Treasury Prime Cash Management

            (Name of Registrant as Specified In Its Charter)

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Dreyfus
A BNY Mellon Company™

January 26, 2010

Dreyfus Family of Funds

We are writing to follow-up on proxy materials that were previously mailed to you regarding the Special Meeting of Shareholders of Dreyfus Family of Funds (the "Funds") and to notify you that the Special Meeting has been adjourned to February 12, 2010 at 12:00 p.m. Our records indicate that we have not received your vote on the important proposals affecting your investment in the Fund. We urge you to act promptly and vote your shares.

PLEASE VOTE TODAY!

You may think your vote is not important, but your participation is critical, so please vote immediately. With the adjournment of the meeting until February 12, 2010, you still have time to cast your vote. You and all other Fund shareholders will benefit from your cooperation.

A copy of the proxy statement is available on the Company's website at www.dreyfus.com/proxyinfo.HTM or by calling the toll-free number shown below.

1-866-776-7031

Voting is

very important!

Please vote today to ensure your vote is received in time for the

Adjourned Special Meeting of Shareholders.

February 12, 2010

- **Speak** to a live proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)
- **Log on** to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.
- **Call** the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.
- **Mail** in your signed proxy card in the envelope provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY

DREYFUS - MM 0126